United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 2, 2015
Date of Report

OAKRIDGE GLOBAL ENERGY SOLUTIONS, INC.
(Exact name of Registrant as specified in its Charter)

Colorado	000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

751 North Drive, Suite 9
Melbourne, FL  32934
 (Address of Principal Executive Offices)

(321) 610-7959
(Registrant’s Telephone Number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REFERENCES

In this Current Report, references to “Oakridge Global Energy Solutions, Inc.,” “Oakridge,” the “Company,” “we,” “our,” “us” and words of similar import refer to Oakridge Global Energy Solutions, Inc., the Registrant.  Oak Ridge Micro-Energy, Inc., our wholly-owned Nevada subsidiary, which holds all of our patents, patents pending and proprietary and other rights to our thin film battery technology, is referred to herein as “Oak Ridge Nevada,” and is also included in the references to “Oakridge,” the “Company,” “we,” “our” and  “us.”

FORWARD-LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control.  These factors include, among others, but are not limited to:

-economic conditions generally in the United States and internationally, and in the markets and industries in which we have and may participate in the future;
-our ability to obtain sufficient funding to continue to pursue our business plan;
-our ability to perform our obligations under our loan agreements;
-competition within our chosen markets and industries;
-the state of our technology and technological advances and plans and our failure to successfully develop, compete in and finance our current and intended business operations;
-trends affecting our limited manufacturing capabilities;
-our ability to meet customer demands;
-our ability to implement a long-term business strategy that will be profitable or generate sufficient cash flow;
-our need for future additional financing;
-trends affecting the commercial acceptability of our products;
-our ability to protect and enforce our current and future intellectual property; and
-our business and growth strategies.

We believe that it is important to communicate our future expectations to investors and shareholders. However, there may be events in the future that we are not able to accurately predict or control, including uncertainties and events that may cause our actual results to differ materially from the expectations we have described in our forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  All forward-looking statements should be considered in light of our reports and registration statements filed in the Edgar Archives of the United States Securities and Exchange Commission (the “SEC”).

Item 3.02 Unregistered Sales of Equity Securities

On September 30, 2015 we authorized the issuance of 75,000 shares of our common stock, also comprised of “restricted securities” of $0.001 par value common stock of the Company, for services rendered, to J. Gerard Donovan, one of our employees.

On September 30, 2015 we authorized the issuance of 104,000 shares of our common stock, also comprised of “restricted securities” of $0.001 par value common stock of the Company to FMW Media Works, Inc. as a stock share incentive, for media consulting services rendered.

Our Board of Directors approved all of these transactions on September 30, 2015.

Sales of Unregistered Equity Securities

Date	Subscribers*	Shares*	Consideration*

9/30/15	One Private Investor	75,000	Services
9/30/15	One Private Investor	104,000	Services

All of these shares were offered and sold in transactions exempt from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, Rule 506(b) of SEC Regulation D or under SEC Regulation S, as applicable.

Item 8.01 Other Events.

On September 29, 2015 Oakridge Global Energy Solutions, Inc. announced that it has reached agreements with CBX Electronics (Orlando, Florida) and BESTCREWS (Tokyo, Japan) to become major participants in the Oakridge Sales and Marketing Team.  CBX Electronics and their staff of 8 join the Oakridge in-house Sales and Marketing team as they continue to grow the business by adding key customers and markets to consume existing and future production capacity at its facilities in Melbourne and Palm Bay, Florida.  The BESTCREWS team brings a staff of more than 50 inside and outside sales professionals to the Oakridge Sales and Marketing organization. This collective sales and marketing team brings more significant collective experience and market presence in sales and marketing to both the United States and the Japanese markets.

The in-house sales and marketing team brings specific strengths in the golf industry, home building market, radio controlled vehicle industry, and motorcycle industry.  These skills closely complement the plans of Oakridge Global Energy Solutions.

On October 1, 2015 Oakridge Global Energy Solutions, Inc. announced the production launch of their ProSeries line of heavy duty battery systems for task oriented vehicles such as golf cars, maintenance vehicles, forklifts, off road vehicles, and other applications that require professional and industrial levels of power.  These specially formulated high energy lithium ion battery systems contain our special user interface and battery management system called the Range Commander that allows the user to monitor the performance of their battery system through their smart phone, tablet or computer.

The Oakridge ProSeries product line is being released in 40Ah, 60Ah, 100Ah, and 160Ah versions, with plans to release a 200Ah and 240 Ah version in spring of 2016.  These batteries have been tested for more than 2000 charge/discharge cycles, which equates to more 5 ½ years of cycling every day.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit
99.1	Oakridge Develops Sales and Marketing Team
99.2	Oakridge Announces Production Release of ProSeries Product Line

*10-K Annual Report for the year ended December 31, 2013 which was filed with the SEC on April 15, 2014.

*10-K Annual Report for the year ended December 31, 2014 which was filed with the SEC on May 8, 2015.

*Definitive Information Statement, which was filed with the SEC on February 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKRIDGE GLOBAL ENERGY SOLUTIONS, INC.

Date:	October2, 2015	By:	/s/ Tami L. Tharp
Tami L. Tharp
Chief Financial Officer and Secretary